UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54114	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notification of Failure to Satisfy a Continued Listing Rule or Standard

On May 5, 2015, Optex Systems Holdings, Inc. (the “Company”) received a written notification from OTC Markets that its bid price for its common stock closed below $0.01 for more than 30 consecutive calendar days and no longer meets the Standards for Continued Eligibility for OTCQB as set forth in Section 2.3(2) of the OTCQB Standards.

The notification does not result in the immediate removal of the Company's common stock, and its common stock will continue to trade uninterrupted on the OTCQB.

Pursuant to the OTCQB Standards, the Company has been granted a period of 180 calendar days in which to regain compliance with this minimum bid price standard. The 180 calendar day grace period ends on November 1, 2015, and if the Company’s bid price has not closed at or above $0.01 for any ten consecutive trading day period, then its common stock shall be removed from the OTCQB marketplace.

The Company is currently looking at all of the options available with respect to regaining such compliance. As Item 3.01 applies specifically to issuers listed on a national exchange, the Company is not required to comply with this Item 3.01 and does so on a voluntary basis in order to ensure disclosure of all material information to its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Karen Hawkins
Karen Hawkins
Title:	Chief Financial Officer

Date: May 8, 2015